EXHIBIT 24

POWER OF ATTORNEY

We, the undersigned director and officers of Viper Powersports, Inc., do hereby name, constitute and appoint John Lai, our agent and attorney-in-fact, with full power of substitution and resubstitution, for each of us and in our respective behalves as director and/or as officers of Viper Powersports, Inc., to sign and execute any and all amendments or supplements to this Registration Statement on Form SB-2, relating to the registration with the Securities and Exchange Commission to be issued in a public offering and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that such attorney-in-fact, acting alone or his substitute, may lawfully do or cause to be done by virtue hereof.

Executed this _____ day of May 2006.

John Lai

Jerome Posey

Robert O. Knutson